EXHIBIT 4.01 TO THE REGISTRATION STATEMENT ON FORM 10 OF
NMI HEALTH, INC.

SPECIMEN STOCK CERTIFICATE

CUSIP NO. 62920Q 10 9

| NUMBER | NMI HEALTH, INC | SHARES |
| --- | --- | --- |
| XXX | | XXX |

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

AUTHORIZED COMMON STOCK: 100,000,000 SHARES PAR VALUE $0.001

THIS CERTIFIES THAT ______________________________

IS THE RECORD HOLDER OF ___________________________

Shares of NMI Health, Inc. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Michael J Marx
Chief Financial Officer

Edward J Suydam
President

CORPORATE SEAL

Countersigned:
American Registrar & Transfer Co.
P.O. Box 1798
Salt Lake City, Utah 84110